SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 4
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

JANUARY 1995 REVISED


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    316       PSO    182

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $198,931.64
1860.4018  Stores Salvage - SWEPCO                         ($80,116.78)
1860.4101  Direct Labor to SWEPCO Coal Cars                 $21,218.35
1860.4104  Direct Labor to Rework SWEPCO Material            $5,809.72
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213  Employee Fringe Benefits - Direct Labor -
             SWEPCO                                         $10,286.00
1860.4230  Payroll Taxes (FICA & UC) - Direct Labor -
             SWEPCO                                          $6,519.34
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $21,003.00
1860.4272  Switching Fees - SWEPCO                             $288.75
1860.4277  Repainting Coal Cars - SWEPCO                       $186.11

                 Total 100% SWEPCO Costs                   $204,927.13


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                         $173,456.64
1860.4015  Inventory Carrying Charges - PSO                           $3,259.56
1860.4019  Stores Salvage - PSO                                     ($54,629.95)
1860.4102  Direct Labor to PSO Coal Cars                             $17,894.88
1860.4103  Direct Labor to Rework PSO Material                        $3,686.85
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $6,378.96
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO             $3,068.66
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                      $14,314.41
1860.4273  Switching Fees - PSO                                         $333.67
1860.4278  Repainting Coal Cars - PSO                                   $186.12

                Total 100% PSO Costs                                $168,052.80

                                                                     Exhibit 4
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                        $6,962.06
1860.4011  Small Tools                        ($12,208.61)
1860.4012  Facility Maintenance - Material      $2,569.35
1860.4013  Sale of Scrap (Cr.)                      $0.00
1860.4016  Switch Engine Operation and
             Maintenance                       $10,053.96
1860.4017  Equipment Operation and Maintenance  $2,664.87
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $8,996.05
1860.4111  Clerical                             $4,057.47
1860.4112  Training and Safety                  $1,158.56
1860.4113  General Shop Labor                  $18,646.65
1860.4114  Facility Maintenance - Labor         $9,983.20
1860.4116  Switch Engine Operation and
             Maintenance                        $8,124.03
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,234.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $1,914.96
1860.4210  Employee Activities                    $131.37
1860.4211  Employee Expenses                   ($1,259.39)
1860.4212  Employee Fringe Benefits            $18,451.46
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $288.31
1860.4225  Maintenance of Facilities
             (Contracted)                       $1,202.50
1860.4226  Office Supplies and Expenses         $2,434.48
1860.4232  Payroll Taxes (FICA & UC) - Other   $10,572.80
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                             $15,007.94
1860.4235  Utilities - Telephone                  $751.93
1860.4236  Vehicle Expense                        ($21.60)
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                            $0.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.01
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 55.60%  PSO    44.40%         $148,541.76
                                                              $82,589.22
                                                                     $65,952.54


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $4,829.06


                     TOTAL COSTS FOR THE MONTH               $287,516.35
                                                                    $238,834.40

                                                                     Exhibit 4
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $27,028.07   55.60 %   SWEPCO

102, 103 Direct Labor PSO    $21,581.73   44.40 %   PSO

         Total Direct Labor  $48,609.80  100.00 %